UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 21, 2010

PREMIERE GLOBAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

GEORGIA
(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 21, 2010, upon the recommendation of our compensation committee, the board of directors of Premiere Global Services, Inc. approved a change in the vesting schedule of the annual equity award of restricted stock that we make to each non-employee director.  Beginning on September 30, 2010, we will grant 25% of the annual equity award in arrears on the last day of each calendar quarter; provided that the director is a member of our board on such date. The shares granted on such dates will vest immediately in recognition of service for the prior quarter.  We believe that this change better matches the timing of annual cash retainers, which are paid in four equal quarterly installments to our non-employee directors. Upon a change in control of our company (as defined in our amended and restated 2000 directors stock plan, as amended), each of our non-employee directors would receive a grant equal to the annual grants for the prospective year; provided that the director is a member of our board on such date. There are no other changes to our non-employee director compensation arrangements, as described in our 2010 annual proxy statement filed with the SEC on April 23, 2010.

Item 2.02 Results of Operations and Financial Condition.

On July 22, 2010, we issued a press release reporting our financial results for the quarter ended June 30, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 2.02 of this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release dated July 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date:	July 22, 2010	By:	/s/ David E. Trine
David E. Trine
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

99.1	Press Release dated July 22, 2010.